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                                                                                                          Exhibit 11.1
                                                Exide Corporation and Subsidiaries
                                                 Computation of Per Share Earnings
                                             (After Extraordinary Loss and Cumulative
                                                   Effect of Accounting Changes)
                                      (Amounts in thousands except share and per share data)

                                                                                  Fiscal           Fiscal            Fiscal
                                                                                   Year             Year              Year
                                                                                  Ended            Ended             Ended
                                                                                 March 31,        March 31,         March 31,
                                                                                   1993             1994              1995
                                                                                 ---------        ---------         ---------
Primary earnings per common share:
Income (loss) before extraordinary loss and cumulative effect of
   accounting change applicable to common stock                                $     157          $   17,217         $    4,491
                                                                               ==========         ==========         ==========
Net income (loss) applicable to common stock                                   $  (10,206)        $    4,506         $      894
                                                                               ==========         ==========         ==========
Shares and equivalents outstanding--
   Base shares after ECA exchange                                               8,385,338          8,388,338          8,388,338
   Common stock equivalents--
     Stock award grants, assuming exercised at the
        average market price                                                           --            688,665            763,080
   IPO shares (average shares outstanding throughout the year)                         --          1,916,667          4,600,000
   Secondary offering shares (average shares outstanding
      throughout the year                                                              --             64,515          1,000,000
   12/94 stock offering (average shares outstanding throughout
      the year)                                                                        --                 --          1,439,657
                                                                               ----------          ----------        ----------
Weighted average of common shares outstanding and equivalents                   8,388,338          11,058,185        16,191,075
                                                                               ==========          ==========        ==========
Primary earnings (loss) per common share before extraordinary
   loss and cumulative effect of  accounting change                            $     0.02          $     1.56        $     0.28
                                                                               ==========          ==========        ==========
Primary earnings (loss) per common share                                       $    (1.22)         $     0.41        $     0.06
                                                                               ==========          ==========        ==========
Fully diluted earnings per common share:
Income (loss) before extraordinary loss and cumulative effect
   of accounting change applicable to common stock                             $     1.57          $   17,217        $    4,491
                                                                               ==========          ==========        ==========
Net income (loss) applicable to common stock                                   $  (10,206)         $    4,506        $      894
                                                                               ==========          ==========        ==========
Shares and equivalents outstanding--
   Base shares after ECA exchange                                               8,388,338           8,388,338         8,388,338
   Common stock equivalents--
     Stock award grants, assuming exercised at
       the ending market price                                                         --             698,779           763,080
   IPO shares (average shares outstanding throughout the year)                         --           1,916,667         4,600,000
   Secondary offering shares (average shares outstanding
      throughout the year)                                                             --              64,515         1,000,000
   12/94 stock offering (average shares outstanding throughout
      the year)                                                                        --                  --         1,439,657
                                                                               ----------          ----------        ----------
Weighted average of common shares outstanding and equivalents                   8,388,338          11,068,299        16,191,075
                                                                               ==========          ==========        ==========
Fully diluted earnings (loss) per common share before extraordinary
   loss and cumulative effect of accounting change                             $     0.02          $     1.56        $     0.28
                                                                               ==========          ==========        ==========
Fully diluted earnings (loss) per common share                                 $    (1.22)         $     0.41        $     0.06
                                                                               ==========          ==========        ==========
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